Exhibit 10.36
Execution Version

AMENDED AND RESTATED INTERCOMPANY SUBORDINATION AGREEMENT
This AMENDED AND RESTATED INTERCOMPANY SUBORDINATION AGREEMENT, dated as of March 25, 2022 (this “Subordination Agreement”), is entered into by and among Pear Therapeutics, Inc., a Delaware corporation (“Holdings”), Pear Therapeutics (US), Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower that are parties hereto, and certain other Subsidiaries of Holdings that may, from time to time in the future, become parties hereto by executing and delivering a joinder agreement in substantially the form of Exhibit A hereto (any such Subsidiary being herein, individually, a “Subsidiary Party” and collectively the “Subsidiary Parties”) and Perceptive Credit Holdings III, LP, a Delaware limited partnership, in its capacity as Administrative Agent for the Lenders under the Credit Agreement (as defined below) (in such capacity, together with its successors and assigns, the “Administrative Agent”).
Reference is made to that certain Intercompany Subordination Agreement, dated as of June 30, 2022 (the “Existing Intercompany Subordination Agreement”), which was entered into by the Borrower, each Subsidiary Party party thereto and the Administrative Agent pursuant to the terms of that certain Credit Agreement and Guaranty, dated as of June 30, 2020 (the “Existing Credit Agreement”), by and among the Borrower, certain Subsidiaries of the Borrower party thereto from time to time, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent.
The parties hereto have agreed to amend and restate the Existing Credit Agreement pursuant to the terms of that certain Amended and Restated Credit Agreement and Guaranty, dated as of the date hereof (as amended or otherwise modified from time to time, the “Credit Agreement”), by and among Holdings, the Borrower, the other Subsidiaries of Holdings from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent.
As a condition precedent to the effectiveness of the Credit Agreement, the parties hereto desire to amend and restate the Existing Intercompany Subordination Agreement in its entirety on the terms and conditions set forth herein.
Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
One or more of Holdings, the Borrower and the Subsidiary Parties (individually, a “Pear Party” and collectively, the “Pear Parties”), in their capacities as lenders (each such entity, together with its successors, assigns and transferees in such capacity, individually, a “Junior Creditor”, and, collectively, “Junior Creditors”) has made, or may from time to time may make, loans or extend other financings to one or more of the Pear Parties that is an Obligor (each such Obligor, in its capacity as a borrower from any Junior Creditor (together with its successors, assigns and transferees) being herein, individually, a “Debtor Obligor”, and, collectively, “Debtor Obligors”) pursuant to Section 9.01(e) of the Credit Agreement. All such Indebtedness resulting from the making of any such loan or financing, together with all principal, interest, fees, premiums, costs, expenses, liabilities, obligations and other amounts of any type or nature at any time owing or arising in respect thereof, including but not limited to any such items or amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization case by or against the Borrower, is herein collectively referred to as the “Junior Obligations”.

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Each of the Junior Creditors and each of the Debtor Obligors, for the benefit of the Secured Parties and each of their permitted successors, transferees and assigns, hereby irrevocably and unconditionally agree as follows:

1.All payment obligations and other monetary obligations of any Debtor Obligor arising from time to time under or in connection with any Junior Obligations to any Junior Creditor are, and shall at all times be, subordinated in right of payment and performance to the prior Payment in Full (as defined below) of all Obligations owing under or in connection with the Credit Agreement and the other Loan Documents, whether in respect of principal, interest, fees or other monetary obligations or liabilities of any type or nature, including costs and expenses of enforcement, if any (collectively, the “Senior Obligations”), notwithstanding the maturity date or amortization date of any Junior Obligations or any acceleration of the maturity date related thereto, any default by or insolvency of any Junior Creditor or any other Person, or otherwise.

2.The parties hereto agree that this Subordination Agreement is for the benefit of, and shall be enforceable by the Administrative Agent on behalf of the Secured Parties.

3.At all times from and after the date of this Subordination Agreement until Payment in Full of all Senior Obligations and the termination of all Senior Liens (as defined below), (i) no Debtor Obligor shall make, and no Junior Creditor shall accept, receive or collect from or on behalf of any Debtor Obligor, any direct or indirect payment or distribution of any kind or character whatsoever (whether in cash, securities, other property, by set-off, forgiveness of any Indebtedness of any Secured Party, or otherwise) on account of any of the Junior Obligations, and (ii) under no circumstance shall any payment of any of the Junior Obligations be accelerated, or any other remedy, enforcement action or other action be taken by any Junior Creditor against any Debtor Obligor or any property of any Debtor Obligor or of any other Person, in each case with respect to any of the Junior Obligations (including to assert, enforce or collect any of the Junior Obligations), in each case, except to the extent permitted by the Credit Agreement or with the prior written consent of the Administrative Agent, which consent may not be unreasonably withheld.

4.No Junior Creditor shall, directly or indirectly, independently or with any other Person, take any action that would be in violation of, or inconsistent with, or result in a breach of this Subordination Agreement or challenge or contest (i) the validity, perfection, priority or enforceability of this Subordination Agreement, any Senior Obligations or any Liens securing the Senior Obligations (“Senior Liens”), (ii) any of the rights of any Secured Party set forth in the Credit Agreement or any other Loan Document (including with respect to the Senior Liens), or (iii) the validity or enforceability of the Credit Agreement or any other Loan Document or any portion thereof.

5.In the event that, prior to Payment in Full of the Senior Obligations, any Junior Creditor shall receive any payment or distribution of any kind or character whatsoever (whether in cash, securities, other property, by set-off, forgiveness of any Indebtedness of any Secured Party, or otherwise) on or in respect of all or any portion of the Junior Obligations in violation of any of the provisions of this Subordination Agreement, then such payment or distribution shall be held in trust by such Junior Creditor for the benefit of, and promptly (and in any event within one (1) Business Day) paid over by such Junior Creditor to the Administrative Agent for application of such payment or distribution to repay the Obligations in accordance with the terms thereof, until Payment in Full of the Obligations as confirmed in writing by the Administrative Agent to the Borrower.

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6.For purposes of this Subordination Agreement, “Payment in Full” means, with respect to the Obligations, that all such obligations and other amounts payable constituting Obligations have been indefeasibly paid in full in cash.

7.Neither any Junior Creditor nor any Debtor Obligor may assign or transfer any of its rights or obligations hereunder, except to another Obligor that becomes bound by the terms of this Subordination Agreement.

8.This Subordination Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby, including Section 14 thereof.  The provisions of this Subordination Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

9.This Subordination Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Subordination Agreement by signing any such counterpart.

10.This Subordination Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

11.Any Subsidiary of Holdings may, without the consent of any other party to Subordination Agreement, become an Pear Party under this Subordination Agreement by executing and delivering to the Administrative Agent a joinder agreement in substantially the form of Exhibit A hereto.

12.Except as modified in accordance with Section 11 to add any Subsidiary of Holdings as an additional Pear Party to this Subordination Agreement, this Subordination Agreement may not be amended, waived or otherwise modified without the prior written consent of each of the parties hereto.

13.This Subordination Agreement amends and restates the Existing Intercompany Subordination Agreement but does not constitute and, is not intended to create, a novation or accord and satisfaction. All obligations pursuant to the Existing Intercompany Subordination Agreement shall continue in full force and effect pursuant to this Subordination Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this Subordination Agreement to be duly executed and delivered as of the date first above written.
PEAR THERAPEUTICS (US), INC.
By:____/s/ Ronan O'Brien______________
Name:    Ronan O'Brien
Title:    General Counsel & Chief Compliance Officer
PEAR THERAPEUTICS, INC.
By:______/s/ Ronan O'Brien____________
Name:    Ronan O'Brien
Title:    Secretary

PEAR THERAPEUTICS SECURITIES CORPORATION

By:_____/s/ Ronan O'Brien______________
Name:    Ronan O'Brien
Title:    General Counsel & Chief Compliance Officer

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PERCEPTIVE CREDIT HOLDINGS III, LP, as the Administrative Agent
By Perceptive Credit Opportunities GP, LLC, its general partner

By:_/s/ Sandeep Dixit_________________
Name: Sandeep Dixit
Title: Chief Credit Officer

By:___/s/ Sam Chawla_________________
Name:    Sam Chawla
Title:    Portfolio Manager

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Exhibit A
FORM OF INTERCOMPANY SUBORDINATION AGREEMENT JOINDER
This INTERCOMPANY SUBORDINATION AGREEMENT JOINDER, dated as of [DATE] by [NAME OF ADDITIONAL SUBSIDIARY], a [state of organization] [corporation][limited liability company] (the “Additional Pear Party”), under that certain Amended and Restated Intercompany Subordination Agreement, dated as of March 25, 2022 (as amended and restated, amended or otherwise modified from time to time, the “Subordination Agreement”), among Pear Therapeutics (US), Inc., a Delaware corporation (“Holdings”), Pear Therapeutics (US), Inc., a Delaware corporation (the “Borrower”), certain Subsidiaries of Holdings from time to time party thereto and Perceptive Credit Holdings III, LP, a Delaware limited partnership, in its capacity as Administrative Agent for the Lenders under the Credit Agreement (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Subordination Agreement.
Pursuant to Section 11 of the Subordination Agreement, the Additional Pear Party hereby agrees to become a “Pear Party” for all purposes of the Subordination Agreement.
IN WITNESS WHEREOF, the Additional Pear Party has caused this Intercompany Subordination Agreement Joinder to be duly executed and delivered as of the day and year first above written.

[ADDITIONAL PEAR PARTY]

By _______________________________________
Name:
Title:

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